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                                                                    EXHIBIT 99.2
                                                                    ------------

                                                                   June 21, 2001

                     INCREMENTAL TERM LOAN ACTIVATION NOTICE

To:  The Chase Manhattan Bank,
     as Administrative Agent under the Credit Agreement referred to below

         Reference is hereby made to the Credit Agreement dated as of November 28, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Metaldyne Company LLC, formerly known as Metalync Company LLC (the "Parent Borrower"), Metaldyne Corporation, formerly known as Masco Tech, Inc. ("Holdings"), the Subsidiary Term Borrowers party thereto, the Foreign Subsidiary Borrowers party thereto, the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as administrative agent for the Lenders, Collateral Agent, swingline lender and issuing bank, and the other banks party thereto. Terms defined in the Credit Agreement and not defined herein are used herein as defined in the Credit Agreement.

         This notice is the Incremental Term Loan Activation Notice referred to in the Credit Agreement, and the Parent Borrower and each of the Lenders signatory hereto (the "Incremental Lenders") hereby notify you that:

         1. The Incremental Term Loan Amount of each Incremental Lender is set forth opposite such Incremental Lender's name on the signature pages hereto under the caption "Incremental Term Loan Amount." The total Incremental Term Loan Amount is $45,000,000.

         2. The Incremental Term Loan Effective Date is June 22, 2001.

         3. The Incremental Maturity Date is February 27, 2009.

         4. Each Incremental Lender may elect to decline all or any portion of any prepayment pursuant to Section 2.11(h) of the Credit Agreement.

         5. Prepayments will be subject to premium payments pursuant to Section 2.11(g).

         Each of the Incremental Lenders and the Parent Borrower hereby agree that (a) the amortization schedule relating to this Incremental Term Loan (the "Incremental Term Loan") is set forth in Annex A attached hereto and (b) the Applicable Rate for this Incremental Term Loan shall be for any day (i) from and including April 1, 2001 through and including December 31, 2001, (A) 3.00% per annum, in the case of an ABR Loan, or (B) 4.00% per annum, in the case of a Eurocurrency Loan, and (ii) thereafter (A) 3.25% per annum, in the case of an ABR Loan, or (B) 4.25% per annum, in the case of a Eurocurrency Loan, provided that if and for so long as the Applicable Rate

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                                      -2-

with respect to any subsequent Incremental Term Loan (a "Subsequent Incremental Term Loan") is greater than 0.25% per annum in excess of the then existing Applicable Rate for the Incremental Term Loan, the Applicable Rate for the Incremental Term Loan shall be increased automatically for such period so that the Applicable Rate for any Subsequent Incremental Term Loan is no greater than 0.25% per annum in excess of the Applicable Rate for the Incremental Term Loan. In addition, the making of the Incremental Term Loan shall be subject to, among other conditions agreed to between the Parent Borrower and the Incremental Lenders hereby, (a) the conditions to borrowing set forth in Section 4.02 of the Credit Agreement and (b) the condition that the transactions contemplated by (i) the Contribution Agreement dated as of June, 2001 by and among Holdings, the Parent Borrower and Heartland Industrial Partners, L.P. and certain of its affiliates and (ii) the Exchange Agreement dated as of June, 2001 by and among Holdings, Woodfield Financial Consortium, L.P. and the sellers named in Exhibit A thereto, in each case have been consummated or shall be consummated simultaneously with the borrowing of the Incremental Term Loan in accordance with applicable law, the Contribution Agreement and the Exchange Agreement, as applicable, and all other related documentation (without giving effect to any material amendments or waivers to or of any of the conditions precedent in such documentation not approved by the Lenders). The proceeds of the Incremental Term Loan will be used, together with other financial resources available to the Parent Borrower to repay, simultaneously with the borrowing of the Incremental Term Loan, all amounts outstanding under the Amended and Restated Credit Agreement dated as of January 4, 2001 by and among Global Metal Technologies, Inc., the lenders party thereto and Canadian Imperial Bank of Commerce, as agent.


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                                      -3-



                                        METALDYNE COMPANY LLC

                                        By /s/  James Tompkins
                                           -------------------------------------
                                           Name:  James Tompkins
                                           Title: Vice President and Treasurer

Incremental Term Loan Amount            CIBC, INC.
----------------------------
$6,115,970.40

                                        By /s/ Willam J. Kaslo, Jr.
                                           -------------------------------------
                                           Name:  William J. Kaslo, Jr.
                                           Title: Managing Director

Incremental Term Loan Amount            THE CIT GROUP/EQUIPMENT FINANCING INC.
----------------------------
$3,630,884.86

                                        By /s/ Mike Hampton
                                           -------------------------------------
                                           Name:  Mike Hampton
                                           Title: Assistant Vice President

Incremental Term Loan Agreement         THE BANK OF NOVA SCOTIA
-------------------------------
$3,232,262.51

                                        By /s/ F.C.H. Ashby
                                           -------------------------------------
                                           Name:  F.C.H. Ashby
                                           Title: Senior Manager Loan Operations

Incremental Term Loan Amount            FLEET CAPITAL CORPORATION
----------------------------
$4,040,328.14

                                        By /s/ Robert J. Lund
                                           -------------------------------------
                                           Name:  Robert J. Lund
                                           Title: Senior Vice President


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                                      -4-


Incremental Term Loan Amount            BANK ONE, N.A.
----------------------------
$4,040,328.14

                                        By /s/ Richard H. Huttenlocher
                                           -------------------------------------
                                           Name:  Richard H. Huttenlocher
                                           Title: Senior Vice President

Incremental Term Loan Amount            DRESDNER BANK AG, NEW YORK AND GRAND
----------------------------            CAYMAN BRANCHES

$5,444,511.24                           By /s/ Feraaz Kamran
                                           -------------------------------------
                                           Name:  Feraaz Kamran
                                           Title: Asst. Vice President

                                        By /s/ Gabriela Fields
                                           -------------------------------------
                                           Name:  Gabriela Fields
                                           Title: Associate

Incremental Term Loan Amount            ING CAPITAL SENIOR SECURED HIGH INCOME
----------------------------            FUND HOLDINGS, LTD.

$1,314,670.26                           By /s/ Michael J. Campbell
                                           -------------------------------------
                                           Name:  Michael J. Campbell
                                           Title: Managing Director

Incremental Term Loan Amount            KZH-ING-1 LLC
----------------------------
$496,794.83

                                        By /s/ Kimberly Rowe
                                           -------------------------------------
                                           Name:  Kimberly Rowe
                                           Title: Authorized Agent


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                                      -5-


Incremental Term Loan Amount            KZH-ING-2 LLC
----------------------------
$2,722,255.62

                                        By /s/ Kimberly Rowe
                                           -------------------------------------
                                           Name:  Kimberly Rowe
                                           Title: Authorized Agent

Incremental Term Loan Amount            KZH-ING-3 LLC
----------------------------
$910,790.52

                                        By /s/ Kimberly Rowe
                                           -------------------------------------
                                           Name:  Kimberly Rowe
                                           Title: Authorized Agent

Incremental Term Loan Amount            THE NATIONAL BANK OF CANADA
----------------------------
$4,040,328.14

                                        By /s/ Thomas W. Buda, Jr.
                                           -------------------------------------
                                           Name:  Thomas W. Buda, Jr.
                                           Title: Vice President

                                        By /s/  Duane K. Bedard
                                           -------------------------------------
                                           Name:  Duane K. Bedard
                                           Title: Vice President and Manager

Incremental Term Loan Amount            PILGRIM AMERICA PRIME RATE TRUST
----------------------------
$3,629,674.16                           By: ING Pilgrim Investments,
                                            as its Investment Manager


                                        By /s/ Mark F. Haak
                                           -------------------------------------
                                           Name:  Mark F. Haak
                                           Title: Assistant Vice President

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                                      -6-



Incremental Term Loan Amount            VAN KAMPEN
----------------------------            PRIME RATE INCOME TRUST
$5,381,201.19                           By: Van Kampen Investment Advisory Corp.


                                        By  /s/  Darvin D. Pierce
                                            -----------------------------------
                                            Name:  Darvin D. Pierce
                                            Title: Principal


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                                      -7-


                                        CONSENTED TO:

                                        THE CHASE MANHATTAN BANK
                                          as Administrative Agent

                                        By: /s/  Richard Duker
                                            -----------------------------------
                                            Name:  Richard Duker
                                            Title: Vice President


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                                       -8-


                                                                         ANNEX A

                              Amortization Schedule

Date                                                               Amount
----                                                               ------
December 31, 2001                                            $       225,000.00
June 30, 2002                                                $       225,000.00
December 31, 2002                                            $       225,000.00
June 30, 2003                                                $       225,000.00
December 31, 2003                                            $       225,000.00
June 30, 2004                                                $       225,000.00
December 31, 2004                                            $       225,000.00
June 30, 2005                                                $       225,000.00
December 31, 2005                                            $       225,000.00
June 30, 2006                                                $       225,000.00
December 31, 2006                                            $       225,000.00
June 30, 2007                                                $       225,000.00
December 31, 2007                                            $       225,000.00
June 30, 2008                                                $       225,000.00
September 30, 2008                                           $    13,956,975.00
Incremental Maturity Date                                    $    27,893,025.00